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                                  EXHIBIT 21.1
                                  SUBSIDIARIES
                           SABRE HOLDINGS CORPORATION

Sabre Holdings Corporation SUBSIDIARY
  (All subsidiaries are wholly-owned unless otherwise noted in parenthesis.
   Each subsidiary's subsidiaries outlined further below.)

       Sabre Inc.  (Delaware)

Sabre Inc. SUBSIDIARIES

       Axess International Network, Inc. (Japan) (25%)
       ENCOMPASS Holding, Inc. (Delaware)
       Prize Ltd. (Latvia) (50%)
       Sabre Decision Technologies International, Inc. (Delaware)
       Sabre Decision Technologies Licensing, Inc. (Delaware)
       Sabre Investments, Inc. (Delaware)
       Sabre International, Inc. (Delaware)
       Sabre International Holdings, Inc. (Delaware)
       Sabre Limited (New Zealand)
       Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (99%) Sabre Technology Enterprises, Ltd. (Cayman Islands)
       Sabre Technology Holland B.V. (The Netherlands)
       SST Finance, Inc. (Delaware)
       SST Holding, Inc. (Delaware)
       TSGL, Inc. (Delaware)
       Sabre Sales (Barbados), Ltd.
       Ticketnet Corporation (Canada)
       Travelocity Holdings, Inc. (Delaware)
       Travelocity.com LP (Delaware) (44%)

Sabre Decision Technologies International, Inc. SUBSIDIARIES

       Airline Technology Services Mauritius Ltd. (Mauritius)
       Sabre (Australia) Pty Ltd.

Airline Technology Services Mauritius Ltd. SUBSIDIARY

       Sabre Pakistan (Limited) (Pakistan) (99%)

Sabre International, Inc. SUBSIDIARIES

       Sabre CIS Holdings, Inc. (Delaware)
       Sabre Belgium (Belgium) (99%)
       Sabre Computer-Reservierungssystem GmbH (Austria)
       Sabre Danmark ApS (Denmark)
       Sabre Deutschland Marketing GmbH (Germany)
       Sabre Deutschland Services GmbH (Germany)
       Sabre Espana Marketing, S.A. (Spain) (99%)
       Sabre Europe Management Services Ltd. (UK) (99%)
       Sabre France Sarl (France)
       Sabre Hellas SA (Greece)
       Sabre Ireland Limited (Ireland)
       Sabre Italia S.r.l. (Italy) (99%)
       Sabre Marketing Nederland B.V. (The Netherlands)

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Sabre International, Inc. SUBSIDIARIES - Continued

       Sabre Norge AS (Norway)
       Sabre Portugal Servicios LDA (Portugal) (99%)
       Sabre Servicios Colombia LTDA (Colombia) (99%)
       Sabre Suomi Oy (Finland)
       Sabre Sverige AB (Sweden)
       Sabre UK Marketing Ltd. (UK) (99%)
       STIN Luxembourg S.A. (Luxembourg) (99%)

Sabre International Holdings, Inc. SUBSIDIARIES

       Sabre Belgium (Belgium) (1%)
       Sabre Espana Marketing, S.A. (Spain) (1%)
       Sabre Europe Management Services Ltd. (UK) (1%)
       Sabre Italia S.r.l. (Italy) (1%)
       Sabre Portugal Servicios LDA (Portugal) (1%)
       Sabre Servicios Colombia LTDA (Colombia) (1%)
       Sabre UK Marketing Ltd. (UK) (1%)
       STIN Luxembourg S.A. (Luxembourg) (1%)
       The Sabre Group International (Bahrain) W.L.L. (1%)

Sabre Investments, Inc. SUBSIDIARY

       Sabre Investments - PK-1, Inc. (Delaware)
       Sabre Investments - B4-1, Inc. (Delaware)
       Sabre Investments - LI-1, Inc. (Delaware)
       Sabre Investments - WR-1, Inc. (Delaware)

Sabre Soluciones de Viaje S. de R.L. de C.V. SUBSIDIARY

       Sabre Informacion S.A. de C.V. (Mexico) (99%)

Sabre Technology Enterprises, Ltd. SUBSIDIARIES

       Sabre Technology Enterprises II, Ltd. (Cayman Islands)
       Sabre International (Bahrain) W.L.L. (99%)

Sabre Technology Holland B.V. SUBSIDIARIES

       Sabre Informacion S.A. de C.V. (Mexico) (1%)
       Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (1%)

SST Holding, Inc. SUBSIDIARY

       Sabre Sociedad Tecnologica S.A. (Mexico) (51%)

Sabre Sociedad Tecnologica S.A. SUBSIDIARY

       Sabre Services Administration (Mexico)

TSGL, Inc. SUBSIDIARY

       TSGL Holding, Inc. (Delaware)

TSGL Holding, Inc. SUBSIDIARY

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       Travelocity.com LP (Delaware) (10%)

Ticketnet Corporation SUBSIDIARY

       148548 Canada, Inc. (Canada)

Travelocity Holdings, Inc. SUBSIDIARIES

       Travelocity.com Inc. (Delaware)
       Travelocity.com LP (Delaware) (10%)

Travelocity.com Inc. SUBSIDIARY

       Travelocity.com LP (Delaware) (36%)

*  All subsidiaries are wholly-owned unless otherwise noted in parenthesis



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